                                POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Richard M. Reilly, John F. Kelly, Joseph W. MacDougall, Jr., and Sheila B. St. Hilaire, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, any and all Registration Statements and all amendments thereto, including post-effective amendments, with respect to the Separate Accounts supporting variable life and variable annuity contracts issued by First Allmerica Financial Life Insurance Company, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.

SIGNATURE                          TITLE                                          DATE
---------                          -----                                          ----
/s/ John F. O'Brien                Director, President and Chief Executive       7/1/99
-----------------------------      Officer
John F. O'Brien

/s/ Bruce C. Anderson              Director and Vice President                   7/1/99
-----------------------------
Bruce C. Anderson

/s/ Robert E. Bruce                Director, Vice President and                  7/1/99
-----------------------------      Chief Information Officer
Robert E. Bruce

/s/ John P. Kavanaugh              Director, Vice President and                  7/1/99
-----------------------------      Chief Investment Officer
John P. Kavanaugh

/s/ John F. Kelly                  Director, Senior Vice President and           7/1/99
-----------------------------      General Counsel
John F. Kelly

/s/ J. Barry May                   Director                                      7/1/99
-----------------------------
J. Barry May

/s/ James R. McAuliffe             Director                                      7/1/99
-----------------------------
James R. McAuliffe

/s/ Edward J. Parry, III           Director, Vice President, Chief Financial     7/1/99
-----------------------------      Officer and Treasurer
Edward J. Parry, III

/s/ Richard M. Reilly              Director and Vice President                   7/1/99
-----------------------------
Richard M. Reilly

/s/ Robert P. Restrepo, Jr.        Director and Vice President                   7/1/99
-----------------------------
Robert P. Restrepo, Jr.

/s/ Eric A. Simonsen               Director and Vice President                   7/1/99
-----------------------------
Eric A. Simonsen

/s/ Phillip E. Soule               Director and Vice President                   7/1/99
-----------------------------
Phillip E. Soule